UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 12, 2014 (May 12, 2014)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 13, 2014, amendments to the Certificate of Incorporation of Fusion Telecommunications International, Inc. (“Fusion” or the “Company”) will become effective to (a) implement a 1-for-50 reverse stock split (the “Reverse Stock Split”) of the Company's outstanding Common Stock (the "Common Stock"), and (b) decrease the number of authorized shares of Common Stock to 18 million (the "Amendments "). The Common Stock will begin trading on the OTCQB on a split-adjusted basis when the market opens on Tuesday May 13, 2014.

Once the Reverse Stock Split is effective, each fifty (50) shares of the Company’s issued and outstanding Common Stock will automatically, and without any action on the part of the respective holders, be combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split will result in a reduction in the number of issued and outstanding shares of the Company’s Common Stock from approximately 307.4 million to approximately 6.1 million. The Reverse Stock Split will affect all issued and outstanding shares of the Company's Common Stock, as well as Common Stock underlying stock options, warrants and convertible preferred stock outstanding immediately prior to the Reverse Stock Split. When the Amendments become effective, the number of authorized shares of the Company’s Common Stock will be reduced from 900 million to 18 million. The Amendments were authorized by Fusion’s Board of Directors, and by its Stockholders at the 2013 Annual Meeting of Stockholders held March 28, 2014.

No fractional shares will be issued as a result of the Reverse Stock Split and all fractional shares to which a stockholder might otherwise be entitled will be rounded up to the nearest whole share. Stockholders holding physical share certificates will receive instructions from the Company's transfer agent, Continental Stock Transfer & Trust Company, regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on the OTCQB under the ticker symbol FSNN. The ticker symbol will temporarily be appended with "D" to signify the effectiveness of the Reverse Stock Split for a period of 20 business days. The post-split Common Stock will trade under a new CUSIP number, 36113B 400.

On May 12, 2014, the Company issued a press release announcing the Amendments, including the Reverse Stock Split. The press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 8.01 above, on April 30, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation, to become effective on May 13, 2014, to (a) effect a 1:50 reverse split of its outstanding Common Stock and (b) reduce the number of shares of Common Stock the Company is authorized to issue to 18,000,000. A copy of the Certificate of Amendment is filed as an Exhibit to this Report.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 12, 2014
99.2	Certificate of Amendment filed April 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

May 12, 2014	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President, Chief Operating Officer and Acting Chief Financial Officer